Exhibit 99.2

Chart Industries to Acquire Heat Exchanger Operation in China to Further Expand Global Capacity
Cleveland, Ohio – October 31, 2013 - Chart Industries, Inc. (Nasdaq: GTLS), a leading independent global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases, announced today that it has entered into an agreement with Wuxi City Zhongbo Heat Exchanger Co., Ltd., to acquire the company’s brazed aluminum heat exchanger (“BAHX”) business. Financial terms of the agreement were not disclosed.
The acquired operations will be managed by Chart’s Energy & Chemicals segment (“Chart E&C"). The agreement includes the construction of a new, purpose built BAHX manufacturing and Cold Box fabrication facility in Wuxi, China. Chart E&C’s existing Cold Box fabrication facility in Changzhou, China, will be integrated into the new facility in Wuxi, which will open up more capacity for Chart’s D&S LNG business in Changzhou.
As previously announced, Chart is also expanding manufacturing capacity at its BAHX operations in La Crosse, Wisconsin, increasing capacity in North America by 40%. La Crosse will remain the design and manufacturing headquarters of global BAHX operations. Both expansion projects are expected to be completed in the first half of 2014.
“These capacity expansions form an integral part of Chart E&C’s overall growth strategy,” commented Mike Durkin, President of Chart E&C. “They will help Chart meet global demand for both low pressure and high pressure brazed aluminium heat exchangers, furthering our ability to support our global customer base across all industry sectors with market-leading delivery schedules. With new personnel being recruited at both locations, there are benefits for the respective local economies.”
BAHX are integral to cryogenic processing plants around the world for the production and purification of atmospheric gases, such as nitrogen and oxygen, and production of fundamental petrochemicals, such as ethylene and propylene, and the processing and liquefaction of natural gas.
Certain statements made in this news release are, or imply forward-looking statements, such as statements concerning business plans, objectives, market trends, future revenue, performance, and other information that is not historical in nature. These statements are made based on Chart’s expectations concerning future events and are subject to factors and uncertainties that could cause actual results to differ materially, such as cyclicality of product markets and vulnerability of markets to economic downturns, a delay or reduction in customer purchases, competition, fluctuations in energy prices or changes in government energy policy, receipt of governmental approvals in China for expansion, economic, political, business and market risks associated with international operations, challenges and uncertainties associated with efforts to acquire and integrate product lines and businesses, management of fixed-price contract exposure, reliance on the availability of key supplies and services, pricing and availability of raw materials, and modification or cancellation of customer contracts. For a discussion of these and additional factors that could cause actual results to differ from forward-looking statements, see Chart's filings with the Securities and Exchange Commission, including Item 1A - Risk Factors, of Chart's most recent Annual Report on Form 10-K. Chart undertakes no obligation to update or revise any forward-looking statement.

Chart is a leading independent global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases. The majority of Chart's products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, the largest portion of which are energy-related. Chart has domestic operations located across the United States and an international presence in Asia, Australia and Europe. For more information, visit: http://www.chartindustries.com.
Contact:

Ken Webster	or	Chris Rioux
Vice President, Chief Accounting		Manager of Investor Relations and
Officer and Controller		Financial Planning
216-626-1216		216-626-1216
ken.webster@chartindustries.com		chris.rioux@chartindustries.com